NEWS RELEASE                                         FREMONT GENERAL
-------------------------------------------------------------------------------
                                                     2020 Santa Monica Boulevard
                                                     Santa Monica, CA 90404
                                                     TEL  (310) 315-5500
                                                     FAX  (310) 315-5599








FREMONT GENERAL REPORTS A 99% INCREASE IN QUARTERLY NET INCOME AND DECLARES A
                     20% INCREASE IN COMMON STOCK DIVIDEND



     (SANTA MONICA, CALIFORNIA) - April 28, 2004 - Fremont General Corporation (the "Company") reported record net income from continuing operations of $82,663,000 for the first quarter of 2004. This represents an increase of 99%, as compared to net income from continuing operations of $41,576,000 for the first quarter of 2003.

     Diluted net income per share from continuing operations was $1.12 for the first quarter of 2004, as compared to $0.60 per share for the first quarter of 2003.

     The Company's Board of Directors declared a quarterly cash dividend of $0.06 per share on its common stock, payable July 30, 2004 to shareholders of record on June 30, 2004. This represents a 20% increase over the previous quarter's dividend. The declaration of the quarterly dividend represents the 110th consecutive quarterly cash dividend to be paid by the Company.


RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $5.09 billion during the first quarter of 2004, up from $2.33 billion during the first quarter of 2003. The following tables highlight the Company's loan originations by period indicated:



                                                                  1ST QUARTER
                                                 ---------------------------------------------
                                                        2004                       2003
                                                 --------------------      -------------------

LOAN ORIGINATION VOLUME (IN $000'S):


   First Mortgages ...........................   $ 4,885,972    95.9%      $ 2,231,781    95.8%
   Second Mortgages ..........................       207,129     4.1%           97,339     4.2%
                                                 -----------   -----       -----------   -----
                                                 $ 5,093,101   100.0%      $ 2,329,120   100.0%
                                                 ===========   =====       ===========   =====




-------------------------------------------------------------------
                     FIRST MORTGAGES - ORIGINATION
-------------------------------------------------------------------

                                                  1ST QUARTER
                                         --------------------------
                                            2004             2003
                                         ---------        ---------

TYPE OF PRODUCT:
     Adjustable Rate (2/28)                   71.0%            76.7%
     Adjustable Rate (3/27)                    3.8%             1.2%
     Fixed                                    25.2%            22.1%
                                         ---------        ---------
                                             100.0%           100.0%
                                         =========        =========


PURPOSE:
     Refinance                                62.1%            65.0%
     Purchase                                 37.9%            35.0%
                                         ---------        ---------
                                             100.0%           100.0%
                                         =========        =========



Average Loan Size                        $ 207,279        $ 188,257
Average FICO Score                             621              617


---------------------------------------------------------------------
                 FIRST & SECOND MORTGAGES - ORIGINATION
---------------------------------------------------------------------

GEOGRAPHIC DISPERSION:
  California                                  38.0%            42.4%
  New York                                    12.4%             7.7%
  Florida                                      8.0%            10.9%
  Illinois                                     5.4%             4.4%
  All other states                            36.2%            34.6%
                                         ---------        ---------
                                             100.0%           100.0%
                                         =========        =========


     The gain on the sale of residential real estate loans during the first quarter of 2004 totaled $122.2 million (or 2.62%) on whole loan sales and securitizations of $4.63 billion, as compared to a gain of $56.0 million (or 2.56%) on whole loan sales of $2.18 billion during the first quarter of 2003. The Company increased the level of residential real estate loans held for investment (portfolio) to $1.05 billion as of March 31, 2004, up from $797.7 million and $351.6 million at December 31, 2003 and March 31, 2003, respectively. Loans held for sale increased to $3.75 billion at March 31, 2004, up from $3.65 billion and $1.80 billion at December 31, 2003 and March 31, 2003, respectively.


COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans receivable, before the allowance for loan losses, totaled approximately $3.90 billion at March 31, 2004, as compared to $3.98 billion and $3.75 billion at December 31, 2003 and March 31, 2003, respectively. New loan commitments entered into decreased to $396.9 million during the first quarter of 2004, down from $519.6 million during the first quarter of 2003. The following table highlights the commercial real estate loan portfolio as indicated:





PORTFOLIO                                                  MARCH 31,        DECEMBER 31,        MARCH 31,
(IN $000'S)                                                  2004              2003               2003
                                                          -----------       -----------        -----------

LOAN TYPES:
  Bridge ..............................................   $ 1,728,551       $ 1,659,847        $ 1,743,880
  Permanent ...........................................     1,215,851         1,281,877          1,370,319
  Construction ........................................       726,685           804,793            364,665
  Single Tenant Credit ................................       256,002           268,506            292,298
                                                          -----------       -----------        -----------
                                                          $ 3,927,089       $ 4,015,023        $ 3,771,162
  Deferred loan origination fees ......................       (31,170)          (33,101)           (20,935)
                                                          -----------       -----------        -----------
                                                          $ 3,895,919       $ 3,981,922        $ 3,750,227
                                                          ===========       ===========        ===========

GEOGRAPHIC DISTRIBUTION:
  California ..........................................          37.8%             38.9%              45.4%
  New York ............................................          12.2%             12.7%               7.6%
  Illinois ............................................           9.0%              8.4%               5.8%
  Florida .............................................           6.5%              5.5%               3.9%
  Texas ...............................................           5.6%              5.8%               6.8%
  District of Columbia ................................           5.4%              5.0%               5.2%
  All other states ....................................          23.5%             23.7%              25.3%
                                                          -----------       -----------        -----------
                                                                100.0%            100.0%             100.0%
                                                          ===========       ===========        ===========


Non-accrual loans and REO .............................   $   103,743       $    95,379        $    83,447



     Non-accrual commercial real estate loans and REO totaled $103.7 million at March 31, 2004, up from $83.4 million as of March 31, 2003. Net loan charge-offs for the commercial real estate portfolio increased during the first quarter of 2004 to $9.1 million from $8.6 million during the first quarter of 2003. The net charge-off ratio for the quarter ending March 31, 2004 for the commercial real estate loan portfolio was 0.91%, as compared with a ratio of 0.93% for the quarter ending March 31, 2003.


OTHER HIGHLIGHTS

     o Fremont General retired the remaining $22.4 million in outstanding senior notes due 2004 on schedule in the first quarter of 2004. Since their issuance in 1999, we have retired the entire $200 million original principal of our senior notes due in 2004, as well as $34.3 million of our senior notes due 2009 - all done solely from internally generated funds.

     o During the first quarter of 2004, after a review of our financing availability, the Federal Home Loan Bank increased the maximum amount of credit available to Fremont Investment & Loan by approximately $465 million, as measured currently and subject to the amount of collateral pledged.

     o Fremont Investment & Loan, as of March 31, 2004, had $9.7 billion in assets and $7.1 billion in FDIC-insured deposits, and was categorized as "well capitalized" with a total Risk-Based Capital ratio of 14.39%.

     o The residential real estate loan servicing platform was servicing approximately $11.1 billion in loans outstanding as of March 31, 2004. This amount was comprised of the Company's loans held for investment, loans securitized, loans held for sale and interim servicing for loans sold to third parties.

     o The Company's stockholders' equity per share was $9.75 at March 31, 2004 and the holding company had approximately $127 million in cash and cash equivalents as of March 31, 2004.


     Fremont General Corporation is an industrial bank holding company and its common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan provides nationwide commercial and residential real estate lending through its 14 regional offices (nine commercial and five residential) and does so primarily on a first mortgage or first trust deed basis. As of March 31, 2004, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 41 states and during the first quarter of 2004, it originated residential real estate loans in 45 states.


     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate environment, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the ability to retain the utilization of net tax operating loss carryforwards applied, and (x) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

================================================================================

     o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on April 28, 2004.
     o The call will be webcast live on the Internet at http://www.fulldisclosure.com. Go to the web site at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived until April 28, 2005.
     o To listen to the live call by telephone, dial 706/634-1256 ten minutes before the start time. The telephone replay will be archived until May 27th at 706/645-9291 - use Conference ID 6642662.
     o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at http://www.sec.gov.
     o    Contact: Investor Relations 310/315-5500


FREMONT GENERAL CORPORATION                                                       SELECTED FINANCIAL DATA
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)


                                                                                   THREE MONTHS ENDED
CONSOLIDATED STATEMENT OF OPERATIONS:                                                   MARCH 31,
                                                                                   2004           2003
                                                                                ----------      ---------

INTEREST INCOME:
  Interest and fee income on loans:
    Commercial .............................................................    $  76,304       $  73,974
    Residential ............................................................       88,090          44,580
    Other ..................................................................          109              82
                                                                                ---------       ---------
                                                                                  164,503         118,636
  Interest income - other ..................................................        2,204           2,497
                                                                                ---------       ---------
                                                                                  166,707         121,133
INTEREST EXPENSE:
  Deposits .................................................................       35,034          33,371
  FHLB advances ............................................................        7,417           4,847
  Warehouse lines of credit ................................................          125               -
  Senior Notes .............................................................        4,208           5,193
  Junior Subordinated Debentures / Preferred Securities ....................        2,320           2,250
  Other ....................................................................           40             267
                                                                                ---------       ---------
                                                                                   49,144          45,928
                                                                                ---------       ---------
Net interest income ........................................................      117,563          75,205
Provision for loan losses ..................................................       16,399          22,920
                                                                                ---------       ---------
Net interest income after provision for loan losses ........................      101,164          52,285

NON-INTEREST INCOME:
  Net gain (loss) on:
    Whole loan sales and securitizations of residential real estate loans ..      122,196          55,972
    Sales of real estate owned .............................................         (495)           (447)
    Sale of residual interests in securitized loans ........................            -          17,503
    Whole loan sales of other loans ........................................            -               4
    Extinguishment of debt .................................................            -              93
    Net loan servicing income ..............................................        5,169           1,986
    Other ..................................................................        6,820           3,644
                                                                                ---------       ---------
                                                                                  133,690          78,755
NON-INTEREST EXPENSE:
  Compensation .............................................................       67,184          38,682
  Occupancy ................................................................        3,508           2,857
  Expenses and provision for losses related to real estate owned ...........        2,095           1,844
  Other ....................................................................       20,374          16,831
                                                                                ---------       ---------
                                                                                   93,161          60,214
                                                                                ---------       ---------
Income before income taxes .................................................      141,693          70,826
Income tax expense .........................................................       59,030          29,250
                                                                                ---------       ---------
Net income .................................................................    $  82,663       $  41,576
                                                                                =========       =========
NET INCOME PER SHARE:
  Basic ....................................................................    $    1.16           $ 0.60
  Diluted ..................................................................    $    1.12           $ 0.60

WEIGHTED AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic ....................................................................       71,229           68,962
  Diluted ..................................................................       73,642           69,167

CASH DIVIDENDS DECLARED PER COMMON SHARE ...................................    $    0.05           $ 0.03
STOCKHOLDERS' EQUITY PER SHARE AT PERIOD-END ...............................    $    9.75           $ 5.87

SHARES OUTSTANDING AT PERIOD-END ...........................................       77,077           75,734




FREMONT GENERAL CORPORATION                                                           SELECTED FINANCIAL DATA
(THOUSANDS OF DOLLARS)



CONSOLIDATED BALANCE SHEETS:                                                     MARCH 31,       DECEMBER 31,
                                                                                   2004             2003
                                                                                -----------      -----------

ASSETS
Cash and cash equivalents ...................................................   $   911,472      $   835,651
Investment securities .......................................................         1,753            1,958
Federal Home Loan Bank stock ................................................       115,410          112,587
Loans held for sale - net ...................................................     3,749,394        3,650,167
Loans receivable - net ......................................................     4,733,404        4,577,419
Mortgage servicing rights ...................................................        11,438            6,898
Residual interests in securitized loans .....................................        13,741            6,530
Accrued interest receivable .................................................        38,853           38,663
Real estate owned - net .....................................................        37,010           25,466
Premises and equipment - net ................................................        27,973           24,897
Deferred income taxes .......................................................       186,858          193,304
Other assets ................................................................        73,368           48,367
                                                                                -----------      -----------
    TOTAL ASSETS ............................................................   $ 9,900,674      $ 9,521,907
                                                                                ===========      ===========

LIABILITIES
Deposits:
  Savings accounts ..........................................................   $ 1,315,504      $ 1,244,083
  Money market deposit accounts .............................................       450,763          412,524
  Certificates of deposit ...................................................     5,324,495        4,976,559
                                                                                -----------      -----------
                                                                                  7,090,762        6,633,166

Warehouse lines of credit ...................................................             -                -
Federal Home Loan Bank advances .............................................     1,467,000        1,650,000
Senior Notes due 2004 .......................................................             -           22,377
Senior Notes due 2009 .......................................................       189,070          188,987
Liquid Yield Option Notes due 2013 ..........................................           659              654
Junior Subordinated Debentures / Preferred Securities .......................       103,093          100,000
Other liabilities ...........................................................       298,329          261,991
                                                                                -----------      -----------
    TOTAL LIABILITIES ........................................................     9,148,913        8,857,175

STOCKHOLDERS' EQUITY
Common stock ................................................................        77,077           75,990
Additional paid-in capital ..................................................       333,003          296,000
Retained earnings ...........................................................       406,925          328,044
Deferred compensation .......................................................       (67,950)         (35,889)
Accumulated other comprehensive income ......................................         2,706              587
                                                                                -----------      -----------
    TOTAL STOCKHOLDERS' EQUITY ..............................................       751,761          664,732
                                                                                -----------      -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..............................   $ 9,900,674      $ 9,521,907
                                                                                ===========      ===========



FREMONT GENERAL CORPORATION                                                                             SELECTED FINANCIAL DATA
(THOUSANDS OF DOLLARS)

                                                                                  MARCH 31,       DECEMBER 31,       MARCH 31,
                                                                                    2004              2003             2003
                                                                                -----------       -----------       -----------

Loans receivable (held for investment):
  Commercial real estate ....................................................   $ 3,895,919       $ 3,981,922       $ 3,750,227
  Residential real estate ...................................................     1,049,100           797,721           351,643
  Syndicated commercial loans and other .....................................         9,201            11,367            17,597
                                                                                -----------       -----------       -----------
                                                                                $ 4,954,220       $ 4,791,010       $ 4,119,467
                                                                                ===========       ===========       ===========

Allowance for loan losses ...................................................   $   220,816       $   213,591       $   175,162
Allowance for loan losses to:
  Loans receivable held for investment ......................................          4.46%             4.46%             4.25%
  Non-accrual loans held for investment .....................................         261.9%            245.5%            245.2%
Total non-accrual loans to total loans held for investment ..................          1.70%             1.82%             1.73%

Non-accrual loans held for investment:
  Commercial real estate ....................................................   $    68,668       $    71,758       $    57,970
  Residential real estate ...................................................        11,167             8,482             6,605
  Syndicated commercial loans ...............................................         4,476             6,752             6,854
                                                                                -----------       -----------       -----------
                                                                                $    84,311       $    86,992       $    71,429
                                                                                ===========       ===========       ===========

Accruing commercial real estate loans past due 90 days or more ..............   $     4,052       $    36,406       $    11,571

Foreclosed real estate (REO):
  Commercial real estate ....................................................   $    35,075       $    23,621       $    25,477
  Residential real estate ...................................................         1,935             1,845             1,418
                                                                                -----------       -----------       -----------
                                                                                $    37,010       $    25,466       $    26,895
                                                                                ===========       ===========       ===========

Residential real estate loans held for sale:
  First mortgages ...........................................................   $ 3,625,820       $ 3,513,552       $ 1,747,041
  Second mortgages ..........................................................       155,927           163,802            85,124
                                                                                -----------       -----------       -----------
                                                                                $ 3,781,747       $ 3,677,354       $ 1,832,165
                                                                                ===========       ===========       ===========


Non-accrual residential real estate loans held for sale .....................   $    10,355       $     6,253       $     5,670




                                                                                1ST QUARTER       4TH QUARTER       1ST QUARTER
                                                                                   2004              2003              2003
                                                                                -----------       -----------       ----------

Total net charge-offs of loans held for investment:
  Commercial real estate ....................................................   $     9,112       $    11,743       $    8,622
  Residential real estate ...................................................            98                73              136
  Syndicated commercial loans ...............................................           (36)              (43)             190
                                                                                -----------       -----------       ----------
                                                                                $     9,174       $    11,773       $    8,948
                                                                                ===========       ===========       ==========

Net charge-offs to average loans held for investment ........................          0.76%             0.98%            0.87%
Net commercial real estate charge-offs to average loans .....................          0.91%             1.16%            0.93%



o Loans receivable held for investment do not include loans designated as held for sale and are stated before the allowance for loan losses.
o    The net charge-off ratios are annualized percentages.
o Accruing loans past due 90 days or more may include loans that are contractually past maturity but continue to make interest payments.
o Loans held for sale are residential real estate loans valued at the lower of cost or market.


FREMONT GENERAL CORPORATION                                                            SELECTED FINANCIAL DATA
(THOUSANDS OF DOLLARS)

                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                   2004               2003
                                                                                -----------        -----------
FREMONT GENERAL CREDIT CORPORATION:
Average net interest-earning assets (NEA) ..................................    $ 9,360,505        $ 6,255,162
                                                                                ===========        ===========

  Interest income ..........................................................    $   166,447        $   119,782
  Interest expense .........................................................        (42,962)           (38,238)
                                                                                -----------        -----------
  Net interest income ......................................................    $   123,485        $    81,544
                                                                                ===========        ===========
As a percentage of NEA:
  Interest income ..........................................................           7.15 %             7.77 %
  Interest expense .........................................................          (1.85)%            (2.48)%
                                                                                -----------        -----------
  Net interest income ......................................................           5.30%              5.29 %
                                                                                ===========        ===========

(1) The above net interest income information excludes holding company assets and net interest income and expense.


Whole loan sales of residential real estate loans ..........................    $ 3,795,315        $ 2,180,966
Securitizations of residential real estate loans ...........................        832,633                  -
                                                                                -----------        -----------
                                                                                $ 4,627,948        $ 2,180,966
                                                                                ===========        ===========

Gross premium recognized on loan sales and securitizations .................    $   199,228        $    93,353
Premium recapture and reversal .............................................         (8,693)            (3,259)
                                                                                -----------        -----------
Net premium recognized on loan sales and securitizations ...................        190,535             90,094
Less: Direct costs of loan originations ....................................        (65,072)           (27,867)
Adjustments to carrying value of loans held for sale .......................         (5,218)            (6,255)
Change in fair value of derivative instruments .............................          1,951                  -
                                                                                -----------        -----------
  Gain on sale (GAAP) ......................................................        122,196             55,972
Less: Origination expenses allocated during the period of origination ......        (46,365)           (18,240)
                                                                                -----------        -----------
  Net operating gain on sale ...............................................    $    75,831        $    37,732
                                                                                ===========        ===========

Gross premium recognized on loan sales and securitizations .................           4.30 %             4.28 %
Premium recapture and reversal .............................................          (0.19)%            (0.15)%
                                                                                -----------        -----------
Net premium recognized on loan sales and securitizations ...................           4.11 %             4.13 %
Less: Direct costs of loan originations ....................................          (1.41)%            (1.28)%
Adjustments to carrying value of loans held for sale .......................          (0.12)%            (0.29)%
Change in fair value of derivative instruments .............................           0.04 %             0.00 %
                                                                                -----------        -----------
  Gain on sale (GAAP) ......................................................           2.62 %             2.56 %
Less: Origination expenses allocated during the period of origination ......          (1.00)%            (0.83)%
                                                                                -----------        -----------
  Net operating gain on sale ...............................................           1.62 %             1.73 %
                                                                                ===========        ===========

(1) Direct costs are costs directly incurred with the origination of the loans and which are deferred and recognized when the loans are sold.
(2) Premium recapture and reversal represent the recapture or reversal of premium on loans sold which either prepay early per the terms of each sales contract or for certain loans repurchased from prior sales; includes some interest adjustment on loans repurchased.
(3) Origination expenses represent indirect expenses related to the origination of residential real estate loans during the period of origination and which are not deferred for GAAP. These expenses are included in non-interest expense in the consolidated statement of operations during the period incurred.
(4) Net operating gain on sale is a supplement to, and not a substitute for, the information presented in the consolidated statement of operations as prepared in accordance with GAAP. Furthermore, our definition of the indirect origination expenses may not be comparable to similarly titled measures reported by other companies. The net operating gain on sale amount does not include net interest income on residential real estate loans held for sale or any fair value adjustments on the Company's residual interests in securitized loans.


04-04-08                                  ###                        Page 8 of 8